UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 3, 2006

ZAP
(Exact name of Registrant as specified in its charter)

California	0-303000	94-3210624
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

501 Fourth Street Santa Rosa, CA		95401
(Address of principal executive offices)		(Zip Code)

(707) 525-8658
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.  Other Events

Item 8.01.  Other Events

On April 24, 2006, NYSE Arca, Inc.’s Equity Qualification Panel (the “Panel”) determined that if and when ZAP’s closing share price met or exceeded $1.00 for 30 consecutive trading days, ZAP (the “Company”) would have regained compliance with the Tier II continued listing share price requirement set forth in NYSE Arca Equities Rule 5.5(h)(4). On May 3, 2006, the Company was advised by the Panel that the Company’s share price has met or exceeded the $1.00 minimum threshold for 30 consecutive trading days. At the close of market on May 3, 2006, the Company’s shares were trading for $2.05 a share. Accordingly, the Company has regained compliance with the share price minimum threshold requirement and the NYSE Arca has closed its file on the matter.

On May 9, 2006, we issued a press release announcing the Company’s compliance with the minimum share price requirement, which is attached to this current report as Exhibit 99.1.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number
Exhibit Title or Description
99.1	Press Release dated May 9, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAP

Date: May 9, 2006	By:	/s/ Steven M. Schneider
Steven M. Schneider
Chief Executive Officer

ZAP
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press Release dated May 9, 2006